Exhibit 23(a)


                   INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-100623 of Public
Service Company of Oklahoma on Form S-3 of our report dated
February 22, 2002 (November 18, 2002 as to Note 21) and our report dated February 22, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of Public Service Company of Oklahoma for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Columbus, Ohio
November 19, 2002